Exhibit 1.01

LAM RESEARCH CORPORATION
CONFLICT MINERALS REPORT
For the reporting period from January 1, 2016 through December 31, 2016
This Conflict Minerals Report (this “Report”) of Lam Research Corporation (including its consolidated subsidiaries, the “Company”, “Lam”, “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, for the reporting period January 1, 2016 through December 31, 2016 (the “Reporting Period”).
Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Subject Minerals” (as defined below) are necessary to the functionality or production of such products. “Subject Minerals” are defined herein as: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or a country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”).
Our operations may at times manufacture, or contract to manufacture, products for which Subject Minerals are necessary to the functionality or production of those products (collectively, our “products” and, individually, a “product”). As required by Form SD, we have conducted a good faith reasonable country of origin inquiry regarding the Subject Minerals included in our products manufactured or contracted to be manufactured during the Reporting Period (collectively, our “in-scope products” and, individually, an “in-scope product”), to determine whether any of such Subject Minerals originated in the Covered Countries and/or whether any of such Subject Minerals may be from recycled or scrap sources. Where applicable, we have conducted additional due diligence regarding the sources of the Subject Minerals contained in our in-scope products. The results of our reasonable country of origin inquiry regarding the Subject Minerals contained in our in-scope products, as well as our additional due diligence regarding the sources of such Subject Minerals, are contained in this Report.

I.    Product Overview
The following Lam products are within the scope of Rule 13p-1 and Form SD.
1. Etch Products
A series of wafer fabrication products that selectively remove materials from the wafer to create features and patterns of a device:

a.	Kiyo® product family

b.	Versys® Metal product family

c.	Flex™ product family

d.	Syndion® product family

2. Deposition Products
A series of high-productivity thin film deposition systems that form a device’s sub-microscopic layers of conducting (metal) or insulating (dielectric) materials:

a.	SABRE® product family

b.	ALTUS® product family

c.	VECTOR® product family

d.	SPEED® product family

e.	SOLA® product family

3. Clean Products
A series of single-wafer wet and plasma-based wafer cleaning products that remove particles and residues from the wafer surface before and after adjacent processes:

a.	DV-Prime®

b.	Da Vinci®

c.	SP Series

d.	Coronus® product family

e.	EOS®

4. Legacy Products
Multiple series of refurbished and newly built previous-generation products from Lam, as the original equipment manufacturer (“OEM”), for applications that do not require the most advanced wafer processing capability.

II.	Reasonable Country of Origin Inquiry (“RCOI”)
During the Reporting Period, we took the following measures, based on the Organisation for Economic Cooperation and Development’s (“OECD”) due diligence framework, to determine the source and chain of custody for the Subject Minerals contained in our in-scope products.
To determine whether Subject Minerals included in our in-scope products originated in Covered Countries, we retained Assent Compliance (“Assent”), a third party service provider, to assist us in reviewing our supply chain. We provided to Assent a list composed of those direct-spend suppliers with which we spent at least $10,000 during the Reporting Period and which we believed could provide materials containing Subject Minerals (collectively, the “Covered Suppliers”). We determined it was impractical to exclude from this list all irrelevant suppliers because we could not reasonably determine in all cases the presence or absence of Subject Minerals in all materials supplied for inclusion in our in-scope products.
We used the Conflict Minerals Reporting Template (“CMRT”), a resource provided by the Conflict-Free Sourcing Initiative (the “CFSI”), to conduct a survey of the Covered Suppliers. We requested that such suppliers complete version 4.10 or higher of the CMRT and return it to Assent. Responses to the CMRT allowed for some elimination of irrelevant suppliers, based on responses indicating that the Subject Minerals used by such suppliers are not necessary to the functionality or production of their products. We also periodically reviewed the Covered Supplier list to ensure that irrelevant or “out of scope” suppliers were removed from the survey process based on the most current information available.
Assent requested that all Covered Suppliers complete a CMRT and made available training and educational resources to guide suppliers on best practices and the use of the CMRT. Assent monitored and tracked all communications for future reporting and transparency. All Covered Suppliers that were unresponsive to the initial request were contacted a minimum of three times to encourage them to submit a valid and complete CMRT.
Assent subjected all submitted CMRTs to automated data validation in order to identify in accurate submissions and contradictory answers. Covered Suppliers were contacted regarding invalid forms and encouraged to resubmit a valid form. As of April 20, 2017, there were 23 invalid supplier submissions that had not been corrected.

Based upon the measures described above, we were unable to determine whether our in-scope products contain Subject Minerals originating in the Covered Countries. As a result, we exercised due diligence on the source and chain of custody of Subject Minerals in our supply chain as described in Part III below.

III.	Due Diligence and Risk Mitigation
Our due diligence process, which significantly overlaps our RCOI process described above, is based on the OECD’s due diligence guidance. In addition to the RCOI, we have done the following since the start of 2016 to determine the mine or location of origin for the Subject Minerals contained in our in-scope products:
1.     Company Management Systems
a.    Conflict Minerals Policy Statement
We have adopted and communicated to suppliers and to the public a Conflict Minerals Policy Statement. A copy of the Policy Statement is publicly available at http://www.lamresearch.com/company/corporate-social-responsibility/supply-chain. The content on any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

b.	Maintain Appropriate Organizational Structure to Support Due Diligence
We have established an organizational structure to support our due diligence process that includes processes for handling requests for information, escalations to management regarding issues or problems, surveying of suppliers, and documentation of any responses and red flags associated therewith.
Our due diligence process is carried out by individuals in our supply chain organization, who are supported by an inter-disciplinary support team comprised of members of the legal department, finance, engineering, customer account teams and environmental health and safety departments to help address any questions associated with the reasonable country of origin inquiry and/or due diligence process. We also use a third-party service provider, Assent Compliance, to assist with evaluating supply chain information regarding Subject Minerals and in the development and implementation of due diligence steps. In addition, we have provided reports and briefings on the requirements of Rule 13p-1 to Company management.

c.	System of Controls and Transparency
We survey Covered Suppliers using the CMRT, as described in Part II above, in order to identify the source and chain of custody for the Subject Minerals contained in our in-scope products. We employ automated tool hosted by Assent in order to validate submitted CMRTs. Records relating to our conflict minerals program, including supplier responses to CMRTs, are retained for at least five years, in accordance with our record retention policies.
d.     Supplier Engagement
We expect our suppliers to have policies in place to reasonably assure that any Subject Minerals used in the production of the products sold to us are DRC conflict-free. This means that the products do not contain Subject Minerals that directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries.
We continue to include a standard provision in the terms and conditions of our purchase orders requiring our suppliers to promptly provide accurate, complete and timely information and documentation to assist us as we may request to comply with Rule 13p-1 and Form SD. This includes disclosing whether any of the suppliers’ deliverables contain Subject Minerals and, if so, providing such information as we may request to allow us to determine whether such Subject Minerals are DRC conflict free (as such term is defined in Form SD). We have also incorporated similar requirements into relevant commonly-used supplier contract templates to further strengthen supplier engagement in the due diligence process.
This year, we made available to Covered Suppliers access to training and educational resources to guide them on best practices and the use of the CMRT, including access to Assent’s Conflict Minerals training course. This training was tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.
e.    Grievance Mechanism
Our employees, contractors and consultants may report suspected violations of our policies, including our Conflict Minerals Policy Statement, using our Ethics Helpline. Suppliers and others outside of the Company may contact our supply chain organization to communicate with us, including to report grievances.
2.     Identify and Assess Risks in the Supply Chain
Our survey of Covered Suppliers using the CMRT, as described in Part II above, is designed to identify the source and chain of custody for the Subject Minerals contained in our in-scope products. The responses of Covered Suppliers to these surveys are then used to identify risks in our supply chain.
Assent analyzed survey responses provided by Covered Suppliers, contacted Covered Suppliers for additional information, and gathered other pertinent data, in order to identify and assess risks. These risk assessments are reviewed with members of our supply chain organization.
Many Covered Suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, could not provide a comprehensive list of all smelters or refiners in their supply chains.

Responses provided by Covered Suppliers using the CMRT included the names of facilities identified by those suppliers as smelters or refiners.  Assent compared these facilities with the list of smelters and refiners maintained by the CFSI and, if a supplier indicated that the facility was certified as “conflict-free,” confirmed that the facility had been given that designation by the CFSI. Assent assigns each CFSI-recognized smelter or refiner a relative risk designation based on several factors, including geographic proximity to the DRC and Covered Countries, and whether a smelter or refiner has committed to a third party audit.

In addition, Covered Suppliers were evaluated by Assent on the strength of their programs based on criteria including:

•	Whether the supplier has a policy in place that includes DRC conflict-free sourcing;

•	Whether the supplier has implemented due diligence measures for conflict-free sourcing;

•	Whether the supplier verifies due diligence information received from its suppliers; and

•	Whether the supplier’s verification process includes corrective action management.

Suppliers who Assent determines do not meet or exceed these criteria are expected to receive educational material from Assent on how to improve their conflict minerals programs.

3.     Design and Implement Strategy to Respond to Identified Risks
a.     Devise and Implement Risk Management Plan
Our risk management plan to respond to any situations which might arise involving Subject Minerals contained in our in-scope products being identified as sourced from the Covered Countries includes: carrying out the due diligence described in this Report; understanding the products impacted by any supplied materials identified as containing Subject Minerals; understanding the extent of our reliance on such materials; undertaking additional due diligence and risk mitigation to respond to identified risks; and communicating to our suppliers that any Subject Minerals should be sourced responsibly wherever possible.
When Assent determined that, according to its criteria, a smelter or refiner reported on a CMRT by one of our Covered Suppliers potentially posed a risk, risk mitigation activities are initiated. Assent responded to CMRT submissions identifying any such smelter or refiner with instructions to the supplier to take risk mitigation actions. As per the OECD Due Diligence Guidance, the appropriate risk mitigation depends on the supplier’s specific position in the supply chain. Suppliers are given clear performance objectives within reasonable timeframes with the goal of reducing these potential risks from the supply chain.
In addition, Suppliers identifying smelters or refiners deemed by Assent to potentially pose a risk were requested to submit a product-specific CMRT, to allow us to better identify any connection between such a smelter or refiner and the products being supplied to us.

b.	Reporting of Findings to Management
We apprise members of senior management of the results of the RCOI and due diligence process to allow for any appropriate feedback and guidance.

4.	Independent Third-Party Audit of Smelter’s / Refiner’s Due Diligence Practices
We rely on third party audits of smelters and refiners such as those carried out through the CFSI’s Conflict-Free Smelter Program (“CFSP”). To the extent that other audited supplier certifications are provided to the Company, the Company may consider reliance on a case-by-case basis.
5.     Report Annually on Supply Chain Due Diligence
This Report and our prior annual Conflict Minerals Reports for calendar years 2013, 2014 and 2015 are publicly available at http://investor.lamresearch.com/sec.cfm.

IV.	Results of Due Diligence
Based solely on information that was provided by the Covered Suppliers (as described above), as of April 20, 2017, we have validated as CFSI-recognized 313 of the potential smelters or refiners identified by Covered Suppliers. These potential smelters or refiners are listed in the table set forth in Appendix A to this Report. By CFSI-recognized, we mean that the entities have been confirmed by Assent to be properly classified as smelters or refiners using the “Smelter Reference List” maintained by the CFSI. Of the 313 CFSI-recognized smelters and refiners identified by the Covered Suppliers, 246 have been identified by the CFSI as “compliant” with the CFSP’s third-party audit protocol, and another 12 have been identified by the CFSI as “active”, meaning they have agreed to undergo or are currently undergoing a third-party audit and are progressing through the audit and/or post-audit corrective action process.

The majority of the survey responses we received from the Covered Suppliers provided smelter and refiner data only at a company or divisional level, and did not identify the specific smelters or refiners providing Subject Materials contained in products being sold to Lam, nor did they identify the country or countries or origin. Because of the lack of product-level responses, our list of potential smelters and refiners in Appendix A may contain more smelters and refiners than those that actually processed the Subject Minerals contained in products supplied to us. In addition, we do not have adequate information to be able to determine the specific countries of origin of the Subject Minerals processed by those smelters and refiners. Therefore, for the Reporting Period, we were unable to determine whether or not Subject Minerals in our in-scope products originated from the smelters and refiners listed in Appendix A, nor were we able to determine the countries of origin of those Subject Minerals.
As our engagement with the supply chain for our products evolves and matures, this list of potential smelters and refiners may change to reflect improvements in the quality of information provided to us.
V.     Continuous Improvement
In order to improve our due diligence, we currently intend to make available to Covered Suppliers information and training resources regarding responsible sourcing of Subject Minerals.

Forward-Looking Statement Disclaimer
Statements made in this Report that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, those regarding the Company’s expected future supplier due diligence, engagement and risk mitigation efforts, and development of related due diligence and risk mitigation processes. Some factors that may affect these forward-looking statements include: statutory and regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; and industry developments relating to supply chain diligence, risk mitigation, disclosure and other practices. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks, including those detailed in documents filed by us with the Securities and Exchange Commission. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this Report.

Appendix A:
Potential Smelter and Refiner List

Metal	Name of Smelter or Refiner	Smelter ID	Facility Location	CFSI Audit Status
Gold	Abington Reldan Metals, LLC	CID002708	United States	Active
Gold	Advanced Chemical Company	CID000015	United States	Compliant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	Compliant
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Brazil	Compliant
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	Compliant
Gold	Asahi Pretec Corp.	CID000082	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	Compliant
Gold	Asahi Refining USA Inc.	CID000920	United States	Compliant
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	Not Enrolled
Gold	AU Traders and Refiners	CID002850	South Africa	Compliant
Gold	AURA-II	CID002851	United States	Not Enrolled
Gold	Aurubis AG	CID000113	Germany	Compliant
Gold	Bangalore Refinery	CID002863	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	Compliant
Gold	Boliden AB	CID000157	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	Compliant
Gold	Caridad	CID000180	Mexico	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Compliant
Gold	Cendres + Métaux S.A.	CID000189	Switzerland	Active
Gold	Chimet S.p.A.	CID000233	Italy	Compliant
Gold	Chugai Mining	CID000264	Japan	Not Enrolled
Gold	Daejin Indus Co., Ltd.	CID000328	Korea, Republic Of	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany	Not Enrolled
Gold	DODUCO GmbH	CID000362	Germany	Compliant
Gold	Dowa	CID000401	Japan	Compliant
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic Of	Compliant
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan	Compliant
Gold	Elemetal Refining, LLC	CID001322	United States	Compliant
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	Compliant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	Not Enrolled
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	China	Not Enrolled
Gold	Geib Refining Corporation	CID002459	United States	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CID002312	China	Not Enrolled
Gold	Gujarat Gold Centre	CID002852	India	Not Enrolled

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	Not Enrolled
Gold	Heimerle + Meule GmbH	CID000694	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	CID000707	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	CID000778	Korea, Republic Of	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	Compliant
Gold	Istanbul Gold Refinery	CID000814	Turkey	Compliant
Gold	Japan Mint	CID000823	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	Compliant
Gold	JSC Uralelectromed	CID000929	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	Compliant
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates	Not Enrolled
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan	Not Enrolled
Gold	Kazzinc	CID000957	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	CID000969	United States	Compliant
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	CID002511	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic Of	Compliant
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	Compliant
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CID001056	China	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China	Not Enrolled
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic Of	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	Not Enrolled
Gold	Materion	CID001113	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	Compliant
Gold	Metalor Technologies S.A.	CID001153	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	CID001157	United States	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	Compliant
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	Not Enrolled
Gold	Morris and Watson	CID002282	New Zealand	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	CID001220	Turkey	Compliant

Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	Active
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	Compliant
Gold	PAMP S.A.	CID001352	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	Compliant
Gold	PX Précinox S.A.	CID001498	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Compliant
Gold	Remondis Argentia B.V.	CID002582	Netherlands	Not Enrolled
Gold	Republic Metals Corporation	CID002510	United States	Compliant
Gold	Royal Canadian Mint	CID001534	Canada	Compliant
Gold	SAAMP	CID002761	France	Not Enrolled
Gold	Sabin Metal Corp.	CID001546	United States	Not Enrolled
Gold	SAFINA A.S.	CID002290	Czech Republic	Not Enrolled
Gold	Sai Refinery	CID002853	India	Not Enrolled
Gold	Samduck Precious Metals	CID001555	Korea, Republic Of	Compliant
Gold	SAMWON Metals Corp.	CID001562	Korea, Republic Of	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	Compliant
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands	Compliant
Gold	SEMPSA Joyería Platería S.A.	CID001585	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	Compliant
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	Compliant
Gold	So Accurate Group, Inc.	CID001754	United States	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	Compliant
Gold	Sudan Gold Refinery	CID002567	Sudan	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	Compliant
Gold	T.C.A S.p.A	CID002580	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China	Not Enrolled
Gold	Tony Goetz NV	CID002587	Belgium	Active
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	Not Enrolled
Gold	Torecom	CID001955	Korea, Republic Of	Compliant
Gold	Umicore Brasil Ltda.	CID001977	Brazil	Compliant

Gold	Umicore Precious Metals Thailand	CID002314	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	CID001993	United States	Compliant
Gold	Universal Precious Metals Refining Zambia	CID002854	Zambia	Not Enrolled
Gold	Valcambi S.A.	CID002003	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Australia	Compliant
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	China	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	China	Compliant
Tantalum	D Block Metals, LLC	CID002504	United States	Compliant
Tantalum	Duoluoshan	CID000410	China	Compliant
Tantalum	Exotech Inc.	CID000456	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	Compliant
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	CID002545	Germany	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	CID002546	Germany	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	Compliant
Tantalum	H.C. Starck Inc.	CID002548	United States	Compliant
Tantalum	H.C. Starck Ltd.	CID002549	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Compliant
Tantalum	KEMET Blue Metals	CID002539	Mexico	Compliant
Tantalum	KEMET Blue Powder	CID002568	United States	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	China	Compliant
Tantalum	LSM Brasil S.A.	CID001076	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	Compliant
Tantalum	Mineração Taboca S.A.	CID001175	Brazil	Compliant
Tantalum	Mitsui Mining & Smelting	CID001192	Japan	Compliant
Tantalum	Molycorp Silmet A.S.	CID001200	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Compliant
Tantalum	Plansee SE Liezen	CID002540	Austria	Not Enrolled
Tantalum	Plansee SE Reutte	CID002556	Austria	Compliant

Tantalum	Power Resources Ltd.	CID002847	Macedonia	Compliant
Tantalum	QuantumClean	CID001508	United States	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	Compliant
Tantalum	Taki Chemicals	CID001869	Japan	Compliant
Tantalum	Telex Metals	CID001891	United States	Compliant
Tantalum	Tranzact, Inc.	CID002571	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	China	Compliant
Tin	Alpha	CID000292	United States	Compliant
Tin	An Thai Minerals Co., Ltd.	CID002825	Viet Nam	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	Compliant
Tin	China Tin Group Co., Ltd.	CID001070	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	China	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil	Compliant
Tin	CV Ayi Jaya	CID002570	Indonesia	Compliant
Tin	CV Dua Sekawan	CID002592	Indonesia	Compliant
Tin	CV Gita Pesona	CID000306	Indonesia	Compliant
Tin	CV Serumpun Sebalai	CID000313	Indonesia	Compliant
Tin	CV Tiga Sekawan	CID002593	Indonesia	Compliant
Tin	CV United Smelting	CID000315	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	Compliant
Tin	Dowa	CID000402	Japan	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam	Active
Tin	Elmet S.L.U.	CID002774	Spain	Compliant
Tin	EM Vinto	CID000438	Bolivia	Compliant
Tin	Estanho de Rondônia S.A.	CID000448	Brazil	Not Enrolled
Tin	Fenix Metals	CID000468	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China	Compliant
Tin	Gejiu Jinye Mineral Company	CID002859	China	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	China	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	Compliant
Tin	Metallic Resources, Inc.	CID001142	United States	Compliant

Tin	Metallo-Chimique N.V.	CID002773	Belgium	Compliant
Tin	Mineração Taboca S.A.	CID001173	Brazil	Compliant
Tin	Minsur	CID001182	Peru	Compliant
Tin	Mitsubishi Materials Corporation	CID001191	Japan	Compliant
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	China	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia	Compliant
Tin	Phoenix Metal Ltd.	CID002507	Rwanda	Not Enrolled
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	Compliant
Tin	PT Bangka Prima Tin	CID002776	Indonesia	Compliant
Tin	PT Bangka Tin Industry	CID001419	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	Compliant
Tin	PT Bukit Timah	CID001428	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	CID002696	Indonesia	Compliant
Tin	PT DS Jaya Abadi	CID001434	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia	Compliant
Tin	PT Inti Stania Prima	CID002530	Indonesia	Compliant
Tin	PT Justindo	CID000307	Indonesia	Not Enrolled
Tin	PT Karimun Mining	CID001448	Indonesia	Compliant
Tin	PT Kijang Jaya Mandiri	CID002829	Indonesia	Compliant
Tin	PT Lautan Harmonis Sejahtera	CID002870	Indonesia	Compliant
Tin	PT Mitra Stania Prima	CID001453	Indonesia	Compliant
Tin	PT O.M. Indonesia	CID002757	Indonesia	Compliant
Tin	PT Panca Mega Persada	CID001457	Indonesia	Compliant
Tin	PT Prima Timah Utama	CID001458	Indonesia	Compliant
Tin	PT Refined Bangka Tin	CID001460	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	CID001471	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	Compliant
Tin	PT Tommy Utama	CID001493	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	CID002479	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	CID002706	Brazil	Compliant
Tin	Rui Da Hung	CID001539	Taiwan	Compliant
Tin	Soft Metais Ltda.	CID001758	Brazil	Compliant
Tin	Thaisarco	CID001898	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil	Compliant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	Active
Tin	Yunnan Tin Company Limited	CID002180	China	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	Compliant
Tungsten	ACL Metais Eireli	CID002833	Brazil	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	Compliant
Tungsten	H.C. Starck GmbH	CID002541	Germany	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	Compliant
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	Compliant
Tungsten	Kennametal Fallon	CID000966	United States	Compliant
Tungsten	Kennametal Huntsville	CID000105	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	Compliant
Tungsten	Moliren Ltd	CID002845	Russian Federation	Compliant
Tungsten	Niagara Refining LLC	CID002589	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Viet Nam	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	Compliant
Tungsten	Unecha Refractory metals plant	CID002724	Russian Federation	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Austria	Compliant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic Of	Compliant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	Compliant